UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2009, Jabil Circuit, Inc. (the “Company”) completed its offering (the “Offering”) of an aggregate principal amount of $312.0 million 7.75% senior unsecured notes due 2016 (the “Notes”) pursuant to the Company’s registration statement on Form S-3 (Registration Statement No. 333-154835), which was automatically effective when filed with the Securities and Exchange Commission on October 29, 2008 (the “Registration Statement”).

The Notes were issued pursuant to an Indenture dated as of January 16, 2008, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as supplemented by the Officers’ Certificate dated August 11, 2009, that was delivered by certain of the Company’s officers pursuant to Sections 1.2, 3.1 and 3.3 of the Indenture (the “Officers’ Certificate”).

The Notes will mature on July 15, 2016. Interest on the Notes will be payable on January 15 and July 15 of each year, beginning on January 15, 2010. The Notes are senior unsecured obligations of the Company and rank equally with all other existing and future senior unsecured debt obligations.

The Company may redeem all or any part of the Notes at its option at any time prior to their maturity by paying a redemption price equal to the greater of (plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date): (i) 100% of the aggregate principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments on the Notes discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a government treasury rate plus 50 basis points.

The Indenture contains certain covenants, including, but not limited to, covenants limiting the Company’s ability and/or its subsidiaries’ ability to: create certain liens; enter into sale and leaseback transactions; create, incur, issue, assume or guarantee any funded debt (applicable only to the Company’s “restricted subsidiaries”); guarantee any of the Company’s indebtedness (applicable only to the Company’s subsidiaries); and consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to another person. The Indenture also contains a covenant regarding the repurchase by the Company of the Notes upon a “change of control repurchase event.”

The Company used all of the Offering’s net proceeds, together with cash on hand, to pay for the $294.9 million aggregate principal amount of the 5.875% Senior Notes due July 15, 2010 that have been validly tendered, and accepted for purchase, pursuant to the Company’s previously announced cash tender offer (the “Tender Offer”), along with the early tender premium, accrued interest and associated fees and expenses.

The foregoing descriptions of the Form of Note, Indenture and Officers’ Certificate are qualified in their entirety by reference to the complete terms and conditions of such documents, copies of which are filed and attached hereto Exhibits 4.1, 4.2 and 4.3, respectively, incorporated by reference into this Item 1.01 and incorporated by reference, as necessary, into the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On August 11, 2009, the Company issued a press release announcing the closing of the Offering and the results to date of the Tender Offer. A copy of the press release is filed and attached hereto as Exhibit 99.1, and incorporated by reference into this Item 8.01.

2

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Form of 7.75% Senior Notes due 2016.

4.2(1)	Indenture, dated January 16, 2008, by and between Jabil Circuit, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Officers’ Certificate of Jabil Circuit, Inc. pursuant to the Indenture, dated August 11, 2009.

99.1	Press Release dated August 11, 2009.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed by the Company on January 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC.
(Registrant)

August 12, 2009	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 7.75% Senior Notes due 2016.

4.2(1)	Indenture, dated January 16, 2008, by and between Jabil Circuit, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Officers’ Certificate of Jabil Circuit, Inc. pursuant to the Indenture, dated August 11, 2009.

99.1	Press Release dated August 11, 2009.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed by the Company on January 17, 2008.